UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 14, 2006
Linn Energy, LLC
(Exact name of registrant as specified in its charter)

Delaware	000-51719	65-1177591
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 Washington Road, 8th Floor Pittsburgh, Pennsylvania	15228
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (412) 440-1400
NOT APPLICABLE
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.
On August 14, 2006, Linn Energy, LLC (the “Company”) closed its previously announced acquisition of certain Mid-Continent assets of Kaiser-Francis Oil Company for a contract purchase price of $125 million, subject to customary closing adjustments (“Kaiser Acquisition”). The Company used its new secured revolving credit facility and bridge facility to finance the Kaiser Acquisition.
The foregoing description of the Kaiser Acquisition is not complete and is qualified in its entirety by the full text of the Purchase and Sale Agreement dated July 21, 2006 between Kaiser-Francis Oil Company and Linn Energy Mid-Continent Holdings, LLC, a copy of which was filed as Exhibit 2.2 to the Company’s Current Report on Form 8-K filed with the Securities Exchange Commission on July 25, 2006 and is incorporated herein by reference.
On August 14, 2006 the Company issued a press release announcing the closing of the Kaiser Acquisition. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit Number	Description

Exhibit 99.1	Press release dated August 14, 2006 announcing the closing of the Kaiser Acquisition.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Linn Energy, LLC

Date: August 15, 2006	/s/ Kolja Rockov

Kolja Rockov Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 99.1	Press release dated August 14, 2006 announcing the closing of the Kaiser Acquisition.